SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2013

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 6, 2013, the Board of Directors elected Jill Beraud as a new member of the Board, effective immediately. Ms. Beraud will serve as a Class I director and will be compensated on the same terms as the other non-employee directors of the Company.

Since January 2011, Ms. Beraud has been chief executive officer of Living Proof, Inc. a privately-held company that uses advanced medical and materials technologies to create hair care and skin care products for women. Prior to that, Ms. Beraud served as PepsiCo Americas Beverages Chief Marketing Officer and President-Joint Ventures from July 2009 to June 2011, and PepsiCo’s Global Chief Marketing Officer from December 2008 to July 2009. Before PepsiCo, Ms. Beraud spent 13 years at Limited Brands in various roles, including chief marketing officer of Victoria’s Secret and executive vice president of marketing for its broader portfolio of specialty brands, including Bath & Body Works, C.O. Bigelow, Express, Henri Bendel, and Limited Stores. Ms. Beraud is also a director of New York & Company, Inc. Ms. Beraud was selected to join the Board due to her extensive marketing and consumer branding experience, as well as her extensive managerial and operational knowledge in the apparel and other consumer goods industries.

There is no understanding or arrangement between Ms. Beraud and any other person or persons with respect to her election as director and there are no family relationships between Ms. Beraud and any other director or executive officer or person nominated or chosen by the Company to become a director or executive officer. Ms. Beraud will be a party to the Company’s standard form Director Indemnification Agreement. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party in which Ms. Beraud or any member of her immediate family had, or will have, a direct or indirect material interest.

A copy of the press release announcing the election of Ms. Beraud is attached as Exhibit 99.1 hereto.

(e) Kevin Wilson, the Company’s Vice President, Finance, Americas Commercial Operations, and former Interim Chief Financial Officer, was awarded a revised Annual Incentive Award payment in the amount of $181,754 in connection with the performance of his services during the 2012 fiscal year. Also Aaron Boey, former Executive Vice President and President, Global Denizen® Brand, will receive a total Annual Incentive Award payment in the amount of $70,997 in connection with the performance of his services during the 2012 fiscal year. These awards are an update to the information previously reported on the Company’s Annual Report on Form 10-K for the year ended November 25, 2012.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated February 12, 2013, announcing the election of Jill Beraud to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: February 12, 2013	By:	/s/ Heidi L. Manes
	Name:	Heidi L. Manes
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated February 12, 2013, announcing the election of Jill Beraud to the Board.